CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated August 15, 2005 in the Registration Statement (Form N-1A) of CNI Charter Funds and its incorporation by reference in the prospectus of CNI Charter Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (File No. 333-16093) and in this Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7923).






                                                            /s/ERNST & YOUNG LLP



Chicago, Illinois
October 7, 2005